Exhibit 4.4

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY AND ANY SECURITY ISSUED ON EXERCISE HEREOF MUST NOT TRADE THE SECURITY AND ANY SECURITY ISSUED ON EXERCISE HEREOF BEFORE MARCH 13, 2025.

THE WARRANTS EVIDENCED HEREBY ARE EXERCISABLE AT OR BEFORE 4:00 P.M. (TORONTO TIME) ON NOVEMBER 12, 2026, AFTER WHICH TIME THE WARRANTS EVIDENCED HEREBY SHALL BE DEEMED TO BE VOID AND OF NO FURTHER FORCE OR EFFECT.

COMMON SHARE PURCHASE WARRANT

IM CANNABIS CORP.

Number of warrants represented by this certificate: [•] Certificate number: W-2024-11-00[•]	Original Issue Date: November 12, 2024

THIS COMMON SHARE PURCHASE WARRANT (the “Warrant”) certifies that, for value received, [•] of [•] or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Original Issue Date”) and on or prior to 5:00 p.m. (Toronto time) on November 12, 2026 (the “Termination Date”), but not thereafter, to subscribe for and purchase from IM Cannabis Corp., a company existing under the laws of the Province of British Columbia (the “Company”), up to [•] common shares in the capital of the Company (“Common Shares”) (as subject to adjustment hereunder, the “Warrant Shares”).  The purchase price of one Warrant Share under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.          Definitions.  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the subscription agreement (the “Purchase Agreement”), dated November 12, 2024, among the Company and Holder.

Section 2.          Exercise.

a)          Exercise of Warrant.  Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Original Issue Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy or PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto as Exhibit A (the “Notice of Exercise”).  Within the earlier of (i) ten (10) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(c)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the Warrant Shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a Canadian bank unless the cashless exercise procedure specified in Section 2(b) below is specified in the applicable Notice of Exercise.  Notwithstanding anything herein to the contrary, a Holder and the Company may mutually agree to fix an exchange rate such that the Holder may pay the aggregate Exercise Price in U.S. dollars.  No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required.  Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased.  The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Trading Day of receipt of such notice.  The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

This Warrant and the Warrant Shares have not been and will not be registered under the United States Securities Act of 1933, as amended (the “Securities Act”) or under state securities laws of any state in the United States. Warrants originally issued in the United States or to, or for the account or benefit of, a U.S. Person or a person in the United States are, and any Common Shares issued upon exercise of such Warrants will be, “restricted securities” within the meaning of Rule 144(a)(3) of the Securities Act. Accordingly, this Warrant may not be exercised in the United States, by, or on behalf of a U.S. Person or a person in the United States unless an exemption is available from the registration requirements of the Securities Act and applicable state securities laws. “United States” and “U.S. Person” have the meanings given to them in Regulation S under the Securities Act.

b)          Exercise Price.

i.          The exercise price per Warrant Share under this Warrant shall be C$4.32, subject to adjustment hereunder (the “Exercise Price”).

ii.          If at any time during the term of this Warrant, there is no effective registration statement registering, or no current prospectus available for, the issuance of the Warrant Shares to the Holder, the Holder may also exercise the Warrant, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the VWAP on the Trading Day immediately preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

As used herein, “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Shares are not then listed or quoted on a Trading Market in Canada but are listed or quoted on a Trading Market in the United States, the daily volume weighted average price of the Common Shares for such date (or if no trading occurs on such date, on the nearest preceding date on which trades occurred) on the principal Trading Market on which the Common Shares are then listed or quoted in the United States, converted into Canadian dollars based on the average daily rate of exchange reported by the Bank of Canada for the date of such trades (or, if no rate is reported for such date, the rate so reported for the next preceding date on which a rate was reported), or (b) in all other cases, the fair market value of a Common Share as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

c)          Mechanics of Exercise.

i.          Delivery of Warrant Shares Upon Exercise.  If the Holder is outside the United States at the time it exercises this Warrant and is not acting for the account or benefit of a U.S. Person or a person in the United States (a “Non-U.S. Holder”), and provided that at the time of exercise of this Warrant:

1)          the Company continues to qualify as a “foreign issuer” (as defined in Rule 902 of Regulation S under the Securities Act), and

2)          in the case of a Non-U.S. Holder who has executed and delivered a Foreign Purchaser’s Certificate pursuant of the Purchase Agreement (a “Foreign Purchaser”), the representations and warranties of the Holder contained in the Foreign Purchaser’s Certificate continue to be true and correct, and the Holder has complied, and will continue to comply, with its covenants contained therein, the Company shall direct Computershare Investor Services Inc., as registrar and transfer agent for the Common Shares (the “Transfer Agent”), by the date that is the later of (i) the earlier of (X) two (2) Trading Days after the delivery to the Company of the Notice of Exercise and (Y) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise, and (ii) one (1) Trading Day after delivery of the aggregate Exercise Price to the Company (such date, the “Warrant Share Delivery Date”), to deliver, on an expedited basis, a direct registration system (“DRS”) statement or share certificate representing the Warrant Shares purchased hereunder to the Holder at the address specified by the Holder in the Notice of Exercise. Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) one (1) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise.  If the Company fails for any reason to direct the Transfer Agent, by the Warrant Share Delivery Date, to deliver to the Holder the Warrant Shares subject to a Notice of Exercise as described above, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each US$1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Shares on the date of the applicable Notice of Exercise), US$10 per Trading Day (increasing to US$20 per Trading Day on the third Trading Day after the Warrant Share Delivery Date) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise.  As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Shares as in effect on the date of delivery of the Notice of Exercise.

ii.          Upon any exercise of this Warrant by a Holder other than a Non-U.S. Holder, or if at the time of exercise of this Warrant: the Company does not qualify as a “foreign issuer” (as defined in Rule 902 of Regulation S under the Securities Act), the Warrant Shares thereupon issued shall be represented by one or more DRS statements or share certificates imprinted with the legend set forth below (the “U.S. Legend”):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR U.S. STATE SECURITIES LAWS.  BY PURCHASING OR OTHERWISE HOLDING SUCH SECURITIES, THE HOLDER AGREES FOR THE BENEFIT OF IM CANNABIS CORP. (THE “COMPANY”) THAT THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE COMPANY; OR (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS; OR (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY (I) RULE 144 OR (II) RULE 144A THEREUNDER, IF AVAILABLE, AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS; OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS; OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, PROVIDED THAT, IN THE CASE OF TRANSFERS PURSUANT TO (C) OR (D) ABOVE, THE HOLDER HAS, PRIOR TO SUCH TRANSFER, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY.  DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

provided, however, that the Warrant Shares shall not bear the U.S Restrictive Legend if (i) a registration statement covering the resale of such Warrant Shares is effective and available for the resale thereof under the Securities Act or (ii) such Warrant Shares have been or are being sold pursuant to Rule 144, provided that the Holder provides customary certifications (and if required, a legal opinion to be provided by counsel to the Company at the Company’s expense) to the Company and the Transfer Agent to such effect;

further provided that if the Company is a “foreign issuer” (as defined in Rule 902 of Regulation S under the Securities Act) at the time such Warrant Shares are issued or deemed to be issued, and such Warrant Shares have been sold pursuant to Rule 904, the U.S. Legend may be removed by providing to the Company and to the Transfer Agent a Declaration and, if applicable, a Broker Affirmation substantially in the form annexed hereto as Exhibit C (or such other form as the Company may reasonably prescribe); and

iii.          Delivery of New Warrants Upon Exercise.  If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iv.          Rescission Rights.  If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(c)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

v.          Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise.  In addition to any other rights available to the Holder, if the Company fails to direct the Transfer Agent, on or before the Warrant Share Delivery Date, to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(c)(i) above pursuant to an exercise, and if after the Warrant Share Delivery Date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, Common Shares to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Common Shares so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of Common Shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  For example, if the Holder purchases Common Shares having a total purchase price of US$11,000 to cover a Buy-In with respect to an attempted exercise of Common Shares with an aggregate sale price giving rise to such purchase obligation of US$10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder US$1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Common Shares upon exercise of the Warrant as required pursuant to the terms hereof.

vi.          No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vii.          Charges, Taxes and Expenses.  Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto as Exhibit B duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.  The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise, as well as all fees to CDS (or another established clearing corporation performing similar functions) required for same day electronic delivery of the Warrant Shares.

viii.          Closing of Books.  The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

d)
Holder’s Exercise Limitations.  The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of Common Shares beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of Common Shares issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Common Shares which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other  Common Shares Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties.  Except as set forth in the preceding sentence, for purposes of this Section 2(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act (as if applicable hereto) and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith.  To the extent that the limitation contained in this Section 2(d) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination and shall have no liability for exercises of the Warrant that are not in compliance with the Beneficial Ownership Limitation (other than to the extent that information on the number of outstanding shares of Common Shares is provided by the Company and relied upon by the Holder).  In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder and the Company shall have no obligation to verify or confirm the accuracy of such determination and shall have no liability for exercises of the Warrant that are not in compliance with the Beneficial Ownership Limitation (other than to the extent that information on the number of outstanding shares of Common Shares is provided by the Company and relied upon by the Holder).  For purposes of this Section 2(d), in determining the number of outstanding Common Shares, a Holder may rely on the number of outstanding Common Shares as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of Common Shares outstanding.  Upon the written or oral request of a Holder, the Company shall within one (1) Trading Day confirm orally and in writing to the Holder the number of Common Shares then outstanding.  In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding Common Shares was reported.  The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Shares outstanding immediately after giving effect to the issuance of Common Shares issuable upon exercise of this Warrant.  The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(d), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Shares outstanding immediately after giving effect to the issuance of Common Shares upon exercise of this Warrant held by the Holder and the provisions of this Section 2(d) shall continue to apply.  Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

Without limiting the Holder’s right to exercise any portion of this Warrant other than the Beneficial Ownership Limitation set forth under this section (e), the Holder acknowledges that beneficial ownership of 5% or more of the issued and outstanding Common Shares may require certain approvals from the Israeli Medical Cannabis Agency (“IMCA”) and undertakes to fully cooperate with the Company and deliver all information and documentation required by the Company to obtain such approvals. Furthermore, the Holder acknowledges that any failure of the Company or its shareholders to comply with the aforementioned requirement for the IMCA approval may impact the Company’s subsidiaries’ ability to continue operating in compliance with any licenses to engage in Cannabis activities in Israel or to renew such licenses. Any inability of the subsidiaries to maintain their respective licenses in good standing may result in a material adverse effect on the Company’s business, financial condition, results of operations and prospects.

Section 3.          Certain Adjustments.

a)          Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Shares or any other equity or equity equivalent securities payable in Common Shares (which, for avoidance of doubt, shall not include any Common Shares issued by the Company upon exercise of this Warrant or any other Warrants), (ii) subdivides outstanding Common Shares into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding Common Shares into a smaller number of shares, or (iv) issues by reclassification of the outstanding Common Shares any capital shares of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Common Shares (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of Common Shares outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged.  Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution (provided, that such adjustment shall be reversed if such dividend or distribution is terminated prior to the making thereof) and shall become effective immediately after the effective date in the case of a subdivision, combination or re‑classification.

b)          [Reserved].

c)          Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.  For purposes of this Section 3, the number of Common Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Common Shares (excluding treasury shares, if any) issued and outstanding.

d)          Notice to Holder.

i.          Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii.          Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Shares, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Shares, (C) the Company shall authorize the granting to all holders of the Common Shares rights or warrants to subscribe for or purchase any capital shares of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Common Shares, any consolidation or merger to which the Company (or any of its subsidiaries) is a party, any sale or transfer of all or substantially all of its assets, or any compulsory share exchange whereby the Common Shares is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least five (5) Business Days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Shares of record shall be entitled to exchange their shares of the Common Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice and provided, further that no notice shall be required if the information is widely disseminated in a press release or document filed on SEDAR+. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the subsidiaries, the Company shall simultaneously file such notice on SEDAR+. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4.          Transfer of Warrant.

a)          Transferability.  Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b)          New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney.  Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Original Issue Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c)          Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d)          Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities and under applicable state securities or blue sky laws or pursuant to Canadian Securities Laws and regulations (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, comply with the U.S. restrictions set forth in Section 2(c)(ii)(2)(A) herein.

e)          Representation by the Holder.  The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law or Canadian Securities Laws, except pursuant to sales registered or exempted under the Securities Act, and further represents and warrants that it is, and upon any exercise of this Warrant will be, a US Person or an Institutional Accredited Investor, as defined in Regulation D promulgated under the Securities Act.

Section 5.          Miscellaneous.

a)          No Rights as Shareholder Until Exercise; No Settlement in Cash.  This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(c)(i), except as expressly set forth in Section 3.  Without limiting any rights of a Holder to receive cash payments pursuant to Section 2(c)(i), Section 2(c)(iv), and Section 3(b) herein, in no event shall the Company be required to net cash settle an exercise of this Warrant.

b)          Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any share certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or share certificate, if mutilated, the Company will make and deliver a new Warrant or share certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or share certificate.

c)          Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then such action may be taken or such right may be exercised on the next succeeding Trading Day.

d)          Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Shares a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Shares may be listed.  The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its notice of articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be reasonably necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment.  Without limiting the generality of the foregoing, the Company will (i) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be reasonably necessary from any public regulatory body or bodies having jurisdiction thereof.

e)          Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

f)          Restrictions.  The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by U.S. state and federal securities laws.

g)          Nonwaiver and Expenses.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies.  Without limiting any other provision of this Warrant or the Purchase Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses, including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h)          Notices.  Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

i)          Limitation of Liability.  No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Shares or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j)          Remedies.  The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k)          Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l)          Amendment.  This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m)          Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n)          Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

o)          Currency.          All references to currency herein shall be deemed to refer to Canadian dollars, unless otherwise specified.

p)          Electronic Signature. The Company may execute this certificate by electronic signature. To the extent that this certificate or any agreement subject to the terms hereof or any amendment hereto is executed, recorded or delivered electronically, it shall be binding to the same extent as though it had been executed on paper with an original ink signature. The fact that this certificate is executed, signed, stored or delivered electronically shall not prevent the enforcement of the terms hereof. Physical possession of the original of this certificate or any paper copy thereof shall confer no special status to the bearer thereof.

********************

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

IM CANNABIS CORP.
__________________________________________ Name: Michal Lebovitz Nissimov Title: General Counsel

EXHIBIT A

NOTICE OF EXERCISE

TO:          IM CANNABIS CORP.  (THE “COMPANY”)

The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

Payment shall take the form of (check applicable box)

☐	In lawful money of Canada; or

☐
In the event there is no effective registration statement registering, or no current prospectus available for, the issuance of the Warrant Shares to the Holder, by the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(b)(ii) of the Warrant, to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(b)(ii) of the Warrant.

The undersigned represents, warrants and certifies as follows (one (only) of the following must be checked):

☐	(A)
the undersigned Holder at the time of exercise of the Warrant (i) is not in the United States, (ii) is not a U.S. Person, (iii) is not exercising the Warrants for the account or benefit of a U.S. Person or a person in the United States, (iv) subject to Note 2 below, did not execute or deliver this exercise form in the United States, and (v) delivery of the underlying Common Shares will not be to an address in the United States; OR

☐	(B)
the undersigned Holder is an original U.S Purchaser under the Purchase Agreement, is exercising the Warrant for its own account, and is an "accredited investor" (“Accredited Investor”) as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), at the time of exercise of this Warrant, and the representations and warranties of the holder made in the U.S. Accredited Investor Confirmation Certificate, remain true and correct as of the date of exercise of this Warrant; OR

☐	(C)
if the undersigned holder is (i) a holder in the United States, (ii) a U.S. Person, (iii) a person exercising for the account or benefit of a U.S. Person, (iv) executing or delivering this exercise form in the United States or (v) requesting delivery of the underlying Warrant Shares in the United States, the undersigned holder has delivered to the Company and the Company’s transfer agent an opinion of counsel (which will not be sufficient unless it is in form and substance reasonably satisfactory to the Company) or such other evidence reasonably satisfactory to the Company and the Transfer Agent to the effect that with respect to the Common Shares to be delivered upon exercise of the Warrant, the issuance of such securities has been registered under the Securities Act and applicable state securities laws, or an exemption from such registration requirements is available.

It is understood that the Company may require evidence to verify the foregoing representations.

Notes:

(1)
Certificates will not be registered or delivered to an address in the United States unless Box B or C above is checked and the applicable requirements are complied with.  If B or C is checked, the legend required by Section 2(c)(ii)(2)(A) of the Warrant Certificate (the “U.S. Legend”) shall be affixed to the Warrant Shares unless the Company and the Transfer Agent receive a satisfactory opinion of counsel of recognized standing in form and substance satisfactory to the Company to the effect that the U.S. Legend is no longer required under the Securities Act and applicable U.S. state laws.

(2)
For greater certainty, Box A may be checked by or on behalf of a Holder that is a discretionary or similar account (other than an estate or trust) that is excluded from the definition of “U.S. Person” pursuant to Rule 902(k)(2)(i) of Regulation S, and is held on behalf of a person that is not a U.S. Person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States.

(3)
If the Warrant has a U.S. Legend affixed to them the resulting Warrant Shares will have the U.S. Legend unless the Company and Transfer Agent receive a satisfactory opinion of counsel of recognized standing in form and substance satisfactory to the Company and the Transfer Agent to the effect that the U.S. Legend is no longer required under the Securities Act and applicable state laws.

(4)
If Box C above is checked, holders are encouraged to consult with the Company and the Transfer Agent in advance to determine that the legal opinion tendered in connection with the exercise will be satisfactory in form and substance to the Company and the Transfer Agent.

(5)          “United States” and “U.S. Person” are as defined in Rule 902 of Regulation S under the Securities Act.  The undersigned hereby irrevocably directs that the said Warrant Shares be issued, registered and delivered as follows (one (only) of the following must be checked):

☐      by certificates (please confirm DRS statements or physical certificates); or

☐ DRS Statements	☐ physical certificates

Name(s) in Full and Social Insurance Number(s) (if applicable)	Address(es)	Number of Common Shares

[SIGNATURE OF HOLDER]

Name of Investing Entity: ________________________________________________________________________
Signature of Authorized Signatory of Investing Entity: _________________________________________________
Name of Authorized Signatory: ___________________________________________________________________
Title of Authorized Signatory: ____________________________________________________________________
Date: ________________________________________________________________________________________

A - 2

EXHIBIT B

ASSIGNMENT FORM

(To assign and transfer the foregoing Warrant, execute this form and supply required information.  Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned and transferred to

Name:	______________________________________
(Please Print)
Address:	______________________________________
Phone Number: Email Address:	(Please Print) ______________________________________ ______________________________________

In the case of a Warrant Certificate that contains a U.S. restrictive legend, the undersigned hereby represents, warrants and certifies that (one (only) of the following must be checked):

☐           (A)          the transfer is being made only to the Company;

☐           (B)          the transfer is being made outside the United States in accordance with Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”), and in compliance with any applicable local securities laws and regulations and the holder has provided herewith the Declaration for Removal of Legend attached as Exhibit “C” to the Warrant Certificate (or such other form as the Company may reasonably prescribe), or

☐         (C)          the transfer is being made within the United States or to, or for the account or benefit of, U.S. Persons, in accordance with a transaction that does not require registration under the Securities Act or applicable state securities laws and the undersigned has furnished to the Company an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company to such effect.

This Warrant shall only be transferable in accordance with all applicable laws.  Without limiting the foregoing, if the Warrant Certificate bears a legend restricting the transfer of the Warrant except pursuant to an exemption from registration under the Securities Act, this Assignment Form must be accompanied by a (or such other form as the Company may prescribe from time to time), or a written opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company to the effect that the assignment and transfer is exempt from registration under the Securities Act and applicable state securities laws.

In the case of a Warrant Certificate that does not contain a U.S. restrictive legend, if the proposed transfer is to, or for the account or benefit of, a U.S. Person or a person in the United States, the undersigned transferor hereby represents, warrants and certifies that the transfer of the Warrants is being completed pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws, in which case the undersigned transferor has furnished to the Company an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company to such effect.

     ☐    If the assignment and transfer is to, or for the account or benefit of, a U.S. Person or a person in the United States, check this box.

In the event this transfer of the Warrant represented by this Warrant Certificate is to or for the account or benefit of a U.S. Person or a person in the United States, the Holder acknowledges and agrees that the Warrant Certificate(s) representing such Warrant issued in the name of the transferee will be endorsed with the legend required by Section 2(c)(ii)(2)(A) of the Warrant Certificate. “U.S. Person” and “United States” have the meanings ascribed to them in Regulation S under the Securities Act.

Dated: _______________ __, ______

Holder’s Signature:

Holder’s Address:

EXHIBIT C

Form of Declaration for Removal of Legend –
Rule 904 Under the U.S. Securities Act of 1933

TO:	IM CANNABIS CORP. (THE “COMPANY”)

AND TO:	COMPUTERSHARE INVESTOR SERVICES INC., AS REGISTRAR AND TRANSFER AGENT FOR THE COMPANY’S COMMON SHARES (THE “TRANSFER AGENT”)

The undersigned (A) acknowledges that the sale of _________________ ☐ common shares OR ☐ common share purchase warrants of the Company to which this declaration relates, represented by certificate number _____________________ or held in Direct Registration System (DRS) Account No. _____________________, is being made in reliance on Rule 904 of Regulation S (“Regulation S”) under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and (B) certifies that (1) the undersigned (a) is not an “affiliate” of the Company, as that term is defined in Rule 405 under the U.S. Securities Act, or is an affiliate solely by virtue of being an officer or director of the Company, (b) is not a “distributor” as defined in Regulation S, and (c) is not an affiliate of a distributor; (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange, the Cboe Canada exchange or any other “designated offshore securities market”, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States; (3) neither the seller nor any affiliate of the seller nor any person acting on their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities; (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as that term is defined in Rule 144(a)(3) under the U.S. Securities Act); (5) the seller does not intend to replace such securities with fungible unrestricted securities; and (6) the contemplated sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U. S. Securities Act. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

Dated __________________, 20___.

X
Signature of individual (if Seller is an individual)

X
Authorized signatory (if Seller is not an individual)

Name of Seller (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

Affirmation by Seller’s Broker-Dealer
(Required for sales pursuant to Section (B)(2)(b) above)

We have read the representation letter of ____________ (the “Seller”) dated __________________, 20___, pursuant to which the Seller has requested that we sell, for the Seller's account, ____________________ common shares of the Company represented by certificate number ______________________ or held in Direct Registration System (DRS) Account No. _________________ (the “Common Shares”).  We have executed sales of the Common Shares pursuant to Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), on behalf of the Seller.  In that connection, we hereby represent to you as follows:

(1)	no offer to sell the Common Shares was made to a person in the United States;

(2)
the sale of the Common Shares was executed in, on or through the facilities of the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange, the Cboe Canada Exchange or another “designated offshore securities market” (as defined in Regulation S under the U.S. Securities Act), and, to the best of our knowledge, the sale was not pre-arranged with a buyer in the United States;

(3)	no “directed selling efforts” were made in the United States by the undersigned, any affiliate of the undersigned, or any person acting on behalf of the undersigned; and

(4)
we have done no more than execute the order or orders to sell the Common Shares as agent for the Seller and will receive no more than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

For purposes of these representations: “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the undersigned; “directed selling efforts” means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the Common Shares (including, but not be limited to, the solicitation of offers to purchase the Common Shares from persons in the United States); and “United States” means the United States of America, its territories or possessions, any State of the United States, and the District of Columbia.

Legal counsel to the Company shall be entitled to rely upon the representations, warranties and covenants contained in this letter to the same extent as if this letter had been addressed to them.

Dated __________________, 20___.

_______________________
Name of Firm

By: _______________________

Title: _______________________

C - 2

EXHIBIT D

CERTIFICATION OF INTENT TO SELL SECURITIES
OUTSIDE OF THE UNITED STATES PURSUANT
TO RULE 904 OF REGULATION S

TO:	COMPUTERSHARE INVESTOR SERVICES INC., AS REGISTRAR AND TRANSFER AGENT FOR THE COMPANY’S COMMON SHARES (THE “TRANSFER AGENT”)

AND TO:	IM CANNABIS CORP. (THE “COMPANY”)

WHEREAS, the undersigned is currently the holder of certain common share purchase warrants (the “Warrants”), each entitling the undersigned to purchase one common share in the capital of the Company (each, a “Share”)

WHEREAS, the Warrants and the underlying Shares have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or under any state securities laws;

WHEREAS, the undersigned proposes to exercise the Warrants to acquire certain Shares (the “Subject Shares”) in the United States;

WHEREAS, the Subject Shares will be issued by the Company in reliance on exemptions from the registration requirements of the U.S. Securities Act and applicable state securities laws, will be “restricted securities” as defined in Rule 144(a)(3) under the U.S. Securities Act, and normally would be required to be represented by a certificate or Direct Registration System (“DRS”) statement (if applicable) bearing a legend restricting transfer of the Subject Shares under United States securities laws (the “Restrictive Legend”);

WHEREAS, the undersigned wishes to lodge the Subject Shares with the undersigned’s broker-dealer (the “Broker”), and to cause the Subject Shares in name of the Broker or in the name of the Broker’s nominee, and transmitting the certificate or DRS statement representing the Subject Shares based on our covenant that we will only sell the Subject Shares outside the United States in reliance on Rule 904 of Regulation S (“Regulation S”) under the U.S. Securities Act, in an “offshore transaction” (as defined in Rule 902 of Regulation S); and

WHEREAS, the undersigned is delivering this certification (this “Certification”) and the accompanying declaration and undertaking of the Broker to the Transfer Agent and the Company to facilitate transmittal of the certificate or DRS statement representing the Subject Shares directly to the Broker without the Restrictive Legend.

NOW, THEREFORE, The undersigned hereby certifies and acknowledges the following:

1.          The undersigned certifies that it intends to resell the Subject Shares outside of the United States pursuant to Rule 904 of Regulation S;

2.        The undersigned further certifies that the undersigned is not (a) an “affiliate” of the Company (as that term is defined in Rule 405 under the U.S. Securities Act), except by solely by virtue of being an officer or director of the Company, (b) a “distributor” as defined in Regulation S, or (c) an affiliate of a distributor; and

3.        The undersigned further certifies that it will only instruct its broker to sell the Subject Shares in compliance with all requirements of Rule 904 of Regulation S, such that: (a) the offer of the Subject Shares will not be made to a person in the United States and either (i) at the time the buy order is originated, the buyer shall be outside the United States, or the undersigned and any person acting on its behalf shall reasonably believe that the buyer shall be outside the United States, or (ii) the transaction shall be executed on or through the facilities of the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange, Cboe Canada exchange or another “designated offshore securities market” (as defined in Regulation S), and to the knowledge of the undersigned and any person acting on its behalf, the transaction shall not be prearranged with a buyer in the United States; (b) neither the undersigned nor any affiliate of the undersigned nor any person acting on their behalf shall engage in any “directed selling efforts” (as defined in Regulation S) in the United States in connection with the offer and sale of the Subject Shares; (c) the sale shall be bona fide and not for the purpose of “washing off” the resale restrictions imposed because the Subject Shares are “restricted securities” (as that term is defined in Rule 144(a)(3) under the U. S. Securities Act); (d) the undersigned does not intend to replace Subject Shares sold in reliance on Rule 904 of Regulation S with fungible unrestricted securities; and (e) the contemplated sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U. S. Securities Act.

Delivery of Subject Share Certificate or DRS Statement The certificate or DRS statement representing the Subject Shares are to be delivered as follows:
Name of Broker:
Street Address:
Street Address (2):
City and State:
Zip Code:
Contact Name:
Alternate Contact:
Phone No.:
Fax No:

IN WITNESS WHEREOF, the undersigned has executed this Certification as of this               day of

__________________, 20___.

Number of Subject Shares:
Name of Warrant Holder:
Signature of Warrant Holder

D - 2

DECLARATION AND UNDERTAKING OF BROKER
WITH RESPECT TO PROPOSED OFFSHORE RESALE OF SECURITIES
PURSUANT TO RULE 904 OF REGULATION S

TO:	COMPUTERSHARE INVESTOR SERVICES INC., AS REGISTRAR AND TRANSFER AGENT FOR THE COMPANY’S COMMON SHARES (THE “TRANSFER AGENT”)

AND TO:	IM CANNABIS CORP. (THE “COMPANY”)

RE:	SALE OF THE FOLLOWING SECURITIES BY THE SECURITY HOLDER OF THE COMPANY NAMED BELOW PURSUANT TO RULE 904 OF REGULATION S OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”):

NUMBER AND CLASS OF SECURITIES: _____________________ COMMON SHARES (THE “SUBJECT SHARES”)

NAME OF SHAREHOLDER:	________________________ (THE “SHAREHOLDER”)

We act on behalf of the Shareholder whose Certification of Intent to Sell Securities Outside of the United States (the “Shareholder’s Certification”) is attached hereto.  The Shareholder has irrevocably instructed us to sell the Subject Shares on its behalf through in an “offshore transaction” in reliance of Rule 904 of Regulation S promulgated under the Securities Act.  We confirm that we will execute sales of the Subject Shares pursuant to Rule 904 of Regulation S under the Securities Act on behalf of the Shareholder.  In that connection, we hereby represent and warrant to, and covenant with you as follows:

1.	We will not knowingly make any offer to sell the Subject Shares to any person in the United States.

2.
If the offer and sale of the Subject Shares will be executed through the facilities of the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange, the Cboe Canada exchange or another “designated offshore securities market,” the transaction, to our knowledge, shall not be prearranged with a buyer in the United States.

3.
Neither we, nor any affiliate of ours, nor any person acting on our behalf, will engage in any “directed selling efforts” in the United States in connection with the offer and sale of the Subject Shares.

4.
We will do no more than execute the order or orders to sell the Subject Shares as agent for the Shareholder and will receive no more than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

5.
We have reviewed a copy of the Shareholder’s Certification and confirm that (i) the representations and warranties of the Shareholder are, to our knowledge, true and correct, and (ii) we will act in accordance with the Shareholder’s Certification.

We acknowledge and agree that:

(a)
the Company and the Transfer Agent are and will be relying on this Declaration and Undertaking in registering the Subject Shares in our name or in the name of our nominee, and transmitting the certificate or Direct Registration System (“DRS”) statement (if applicable) representing the Subject Shares to us, without a legend restricting transfer of the Subject Shares under United States securities laws, and in registering the transfer of the Subject Shares pursuant to Rule 904 of Regulation S;

(b)
the Subject Shares are “restricted securities” as defined in Rule 144(a)(3) promulgated under the Securities Act, and will continue to be “restricted securities” until such time that they have been resold pursuant to Rule 904 of Regulation S as contemplated herein;

(c)
accordingly, in the event that any Subject Shares are not resold in an “offshore transaction” in reliance of Rule 904 of Regulation S promulgated under the Securities Act, we will cause the certificate or DRS statement representing such Subject Shares to be returned directly to the Transfer Agent for the purpose of re-endorsing such instrument(s) with the U.S. restrictive legend prior to the return of same to the Shareholder; and

(d)	terms used herein without definition have the meanings given to them by Regulation S under the Securities Act.

Dated this ________ day of _______________________, 20____.

Signature of Signatory:
Name and Title of Authorized Signatory:
Name of Brokerage Company:

D - 3